UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

Global Indemnity Group, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-34809	85-2619578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Bala Plaza East

Suite 300

Bala Cynwyd, PA 19004

(Address of principal executive offices, including zip code)

(610) 664-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Shares, no par value	GBLI	Nasdaq Global Select Market
7.875% Subordinated Notes due 2047	GBLIL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2021, Global Indemnity Group, LLC (the “Company”) provided written notice to the Nasdaq Global Select Market (“Nasdaq”) that the Company intends to voluntarily transfer the listing of its Class A common shares, without par value (“Class A Common Shares”), and 7.875% Subordinated Notes due 2047, from Nasdaq to the New York Stock Exchange (“NYSE”). The Company expects trading of its Class A Common Shares and 7.875% Subordinated Notes to commence on the NYSE on January 3, 2022. The Company’s Class A Common Shares and 7.875% Subordinated Notes due 2047 will trade on NYSE under the ticker symbols “GBLI” and “GBLL” respectively. Until the transfer of the listing to the NYSE is completed, the Company’s Class A Common Shares and 7.875% Subordinated Notes due 2047 will continue to trade on Nasdaq.

A copy of the press release issued by the Company in connection with the transfer of its listing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release for Global Indemnity Group, LLC, dated December 16, 2021

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Group, LLC

December 16, 2021	By:	/s/ Stephen W. Ries
	Name:	Stephen W. Ries
	Title:	Secretary